UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549



                                    FORM 8-K



                                 CURRENT REPORT


                         Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934


        Date of Report (Date of earliest event reported):  July 23, 2002


                              DCH TECHNOLOGY, INC.
             (Exact name of registrant as specified in its charter)

                                    000-26957
                                    ---------
                            (Commission File Number)

            Delaware                                   84-1349374
            --------                                   ----------
  (State or other jurisdiction             (I.R.S. Employer Identification No.)
of incorporation or organization)

                  24832 Avenue Rockefeller, Valencia, CA 91355
                  --------------------------------------------
           (Address of Principal Executive Offices Including Zip Code)

       Registrant's telephone number, including area code: (661) 775-8120
                                                           --------------



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ITEMS 1 THROUGH 4 AND 6 THROUGH 9 ARE NOT APPLICABLE.

ITEM  5.     OTHER  EVENTS.

     On July 23, 2002, DCH Technology, Inc. received a letter from the American Stock Exchange advising that the Exchange had determined that DCH no longer met certain financial requirements for continued listing on the Exchange. The Exchange cited (i) DCH's sustained losses, (ii) failure to pay applicable listing fees when due, (iii) issuance of additional shares of common stock without timely notifying the Exchange, and (iv) a low stock price. Management of DCH believes that DCH fully complied with the notification requirements for the listing of additional shares, but has elected not to pursue an appeal of the delisting process. The Exchange will commence delisting procedures on July 30, 2002. DCH will instead pursue immediate quotation of its common stock on the OTCBB.

     Safe Harbor: This Current Report on Form 8-K includes statements that are considered "forward-looking" within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements reflect DCH Technology's current views about future events and performance. Investors should not rely on these statements because they are subject to a variety of risks, uncertainties and other factors that could cause actual results to differ materially from expectations. These factors include, but are not limited to, the inability of DCH to list its common stock for trading on the OTCBB, governmental regulations, and other factors detailed in DCH Technology's filings with the Securities and Exchange Commission.

                                   SIGNATURES

     Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                     DCH  TECHNOLOGY,  INC.

Date:  July 30, 2002                 By:  /s/  John  Donohue
                                          ------------------
                                          John  Donohue,
                                          President and CEO


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